UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  March 4, 2008

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)
1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)
Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, the Board of Directors (the “Board”) of Power of the Dream Ventures, Inc. (the “Company”) elected Eugene L. Guhne, 43, as a member of the Board.  Mr. Guhne joined the Company on April 26, 2007 when he was appointed to serve as a member of our Advisory Board.  Mr. Guhne has served as a Vice President, Sales of Ultimate Software, Inc. (NASDAQ: ULTI) since November 1999.

There are no arrangements or understandings between Mr. Guhne and any other persons pursuant to which Mr. Guhne was selected as a director.

Mr. Guhne entered into a business consulting agreement with the Company on April 26, 2007, pursuant to which he is to advise and consult with the Company, from time to time, for an initial term of twelve (12) months, on such matters as: (i) assisting with the development and refinement of the Company’s business plan; (ii) optimization of the Company’s business model and reviewing and assessing commercialization possibilities; and (iii) the identification of potential technology sources.  In consideration for his services, Mr. Guhne received a one-time payment from the Company of one million (1,000,000) shares of the Company’s common stock.

For  additional  information, reference is made to the Company’s press release dated March 6, 2008, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Business Consulting Agreement dated April 26, 2007 between the Power of the Dream Ventures, Inc. and Eugene L. Guhne *

99.1	Press Release, dated March 6, 2008

*
Filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No.: 333-147372), as filed with the U.S. Securities & Exchange Commission on November 14, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By: /s/ Viktor Rozsnyay
Name: Viktor Rozsnyay
Title: President and Chief Executive Officer

Dated: March 6, 2008